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                                                             The Shaw Group Inc.

                                                                 4171 Essen Lane
                                                           Baton Rouge, LA 70809
                                                                    225.932.2500


(THE SHAW GROUP INC. LOGO)
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Mr. Dorsey Ron McCall                                          July 29, 2002
710 Kingswood Drive
Sulphur, LA 70664

Dear Ron:


         I am pleased to offer you employment with The Shaw Group, Inc. (the "Company") as President, Maintenance Services. The key provisions of our employment offer are as follows:

o START DATE - You shall begin on a mutually agreeable date as soon as possible.

o BASE SALARY - $25,000.00/month ($300,000.00 annually) payable biweekly in arrears.

o ANNUAL BONUS - Participation in the Company's bonus plan with a minimum annual bonus of $250,000.00.

o SUPPLEMENTAL BONUS - For each year while you are employed, you shall receive a supplemental bonus equal to five percent (5%) of any increase in the net profits of the Company's maintenance operations over the base year. (The base year is the Company's fiscal year ending August 31, 2002.) Net profits shall be the Company's net profits before taxes determined in accordance with the Company's normal and customary accounting policies and procedures. The Company's maintenance operations shall include both existing maintenance operations and new maintenance operations regardless of whether the maintenance operations are conducted through the Company or through any of its affiliates. Each year, the annual bonus shall be credited against the supplemental bonus.

o        ADVANCE - On commencement of employment, you shall receive an advance of $750,000.00. Each year, the initial $200,000.00 of your bonus plus 50% of that part of your bonus between $250,000.00 and $350,000.00 shall be credited against the advance until the advance is paid in full. For example, if your bonus is $325,000.00, $237,500.00 ($200,000.00 + 1/2 of $75,000.00 = $237,500.00) shall be credited against the advance. If you voluntarily terminate your employment with the Company prior to September 1, 2007, or if your contract is terminated for cause prior to September 1, 2007, you shall repay to the Company the part of the advance that has not yet been repaid. If your contract is terminated for any other reason (including death) prior to September 1, 2007, you or your wife, as the case may be, shall have no obligation to reimburse the
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         Company for the portion of the advance not yet repaid except out of the bonus that will continue to be paid to you or your wife, as the case may be.

o STOCK OPTIONS - Pursuant to the terms and conditions of the Company's stock option plan, on commencement of your employment, at no cost to you (except for payment of the exercise price when you exercise the option), you shall be granted an option to purchase 50,000 shares of the Company's common stock. That option shall vest in four equal annual installments. More particularly, your right to acquire an option for 12,500 shares of the Company's common stock shall vest each year for four years on the anniversary of your start date.

o COUNTRY CLUB MEMBERSHIP - The Company shall reimburse you for your normal and customary country club membership dues, including any reasonable initiation fees.

o BENEFITS - You shall be eligible to participate in the following benefit programs. (The following description is a summary of the benefit plans currently offered by the Company. The Company may adjust, modify, change, terminate or substitute a new policy, procedure, benefit or practice, in whole or in part, at its discretion. Any change, however, shall apply equally to all employees participating in the benefit program and not just to you.)

                  -401(k) RETIREMENT PLAN - Employees currently may defer up to
               $11,000.00 of covered compensation into the plan subject to federal limits and non-discrimination testing. The plan offers a selection of thirteen different investment funds, including a Company common stock fund. The Company matches employee contributions at $0.50 per $1.00 up to 6% of covered compensation. You shall be eligible to enroll in the plan on any entry date following one year of employment. The plan's entry dates are January 1 and July 1. Thus, the first entry date after your first year of employment will be July 1, 2003. However, you will be eligible to roll over the funds in your existing 401(k) plan immediately.

                  -BASIC TERM LIFE AND ACCIDENTAL DEATH AND DISMEMBERMENT
               INSURANCE - The Company at its expense shall provide term life insurance and accidental death and dismemberment coverage in an amount equal to twice your base salary. In your case, that coverage will be $600,000.00. Your ability to receive the insurance coverage is guaranteed.

                  -SUPPLEMENTAL LIFE INSURANCE - You may purchase supplemental term life insurance in increments of up to five times your base salary with
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         payment of the exercise price when you exercise the option), you shall be granted an option to purchase 50,000 shares of the Company's common stock. That option shall vest in four equal annual installments. More particularly, your right to acquire an option for 12,500 shares of the Company's common stock shall vest each year for four years on the anniversary of your start date.

o COUNTRY CLUB MEMBERSHIP - The Company shall reimburse you for your normal and customary country club membership dues, including any reasonable initiation fees.

o BENEFITS - You shall be eligible to participate in the following benefit programs. (The following description is a summary of the benefit plans currently offered by the Company. The Company may adjust, modify, change, terminate or substitute a new policy, procedure, benefit or practice, in whole or in part, at its discretion. Any change, however, shall apply equally to all employees participating in the benefit program and not just to you.)

                  -401(k) RETIREMENT PLAN - Employees currently may defer up to
               $11,000.00 of covered compensation into the plan subject to federal limits and non-discrimination testing. The plan offers a selection of thirteen different investment funds, including a Company common stock fund. The Company matches employee contributions at $0.50 per $1.00 up to 6% of covered compensation. You shall be eligible to enroll in the plan on any entry date following one year of employment. The plan's entry dates are January 1 and July 1. Thus, the first entry date after your first year of employment will be July 1, 2003. However, you will be eligible to roll over the funds in your existing 401(k) plan immediately.

                  -BASIC TERM LIFE AND ACCIDENTAL DEATH AND DISMEMBERMENT
               INSURANCE - The Company at its expense shall provide term life insurance and accidental death and dismemberment coverage in an amount equal to twice your base salary. In your case, that coverage will be $600,000.00. Your ability to receive the insurance coverage is guaranteed.

                  -SUPPLEMENTAL LIFE INSURANCE - You may purchase supplemental term life insurance in increments of up to five times your base salary with a current cap of $750,000.00. Your ability to purchase the insurance is guaranteed. You will pay life insurance premiums on a pre-tax basis through the Company's Section 125 Cafeteria Plan. You may purchase additional supplemental life insurance conditional on your passing a satisfactory physical examination.

                  -DEPENDENT LIFE INSURANCE - You may purchase supplemental life insurance on your spouse ($10,000.00) and on your dependent children ($5,000.00 per child). You will pay life insurance premiums on a pre-tax basis through the Company's Section 125 Cafeteria Plan.
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               -GROUP MEDICAL AND DENTAL INSURANCE - You, your wife and your dependent children shall be eligible to participate in the Company's group medical and dental insurance programs. Group medical insurance is provided through a Preferred Provider Organization (PPO) Plan or a traditional indemnity plan based on the location of your residence. Group dental insurance is provided through a traditional indemnity plan. Both the group medical insurance and the group dental insurance contain a waiver for pre-existing conditions.

               You will not be eligible to participate in the Company's group medical insurance plan and group dental insurance plan until the first day of the month after you have completed three months of employment. During that interim period; you will maintain COBRA medical coverage through your current employer. The Company shall reimburse you for the difference between COBRA coverage and the same category of coverage (for example, employee only coverage or employee plus family coverage) for the Company's group medical insurance plan and the Company's group dental insurance plan.

               -EXEC-U-CARE PROGRAM - The Company's Exec-U-Care Program reimburses you for medical and dental expenses not covered by the Company's group medical insurance plan and group dental insurance plan. The Exec-U-Care Program currently provides coverage of up to $5,000.00 per occurrence with a maximum of $50,000.00 per year and with a life time maximum of $2 million.

          SICK LEAVE - You are immediately eligible for five sick days per calendar year. Your sick leave this year shall be pro-rated based on the time you are employed by the Company.

               -SHORT TERM DISABILITY - You may purchase short term disability insurance for 2/3rds of your base salary up to a maximum of $1,200.00 per week for ninety days. You will pay premiums on a pre-tax basis through the Company's Section 125 Cafeteria Plan.

               -LONG TERM DISABILITY - You shall participate in the Company's Executive LTD Plan at no cost to you. The disability benefit under that plan is 60% of your Base Salary up to $10,000.00 per month.

               -FLEXIBLE SPENDING ACCOUNTS - You may set aside pre-tax dollars from your pay for eligible health care and/or dependent/custodial care expenses.

               -OTHER - If you choose, you may participate in your discretion in the Company's Vision, Pre-paid Legal, Long-term Care, and Property and
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                  Casualty Insurance Plans. You will pay premiums on a pre-tax basis though the Company's Section 125 Cafeteria Plan.

                           VACATION - You are eligible immediately for 20 days
                  per year of vacation to be taken in accordance with the Company's vacation policies. Any unused vacation days may be rolled forward into future calendar years pursuant to the Company's policies and procedures. Your vacation time this year shall be pro-rated based on the time you are employed by the Company.

                           -STARTING DATES FOR PARTICIPATION IN COMPANY BENEFIT
                  PLANS - You shall be eligible to enroll in the Basic Term Life and Accidental Death and Dismemberment Insurance Plan, the Supplemental Life Insurance Plan, Dependent Life Insurance Plan, Executrix-U-Care Program, Short Term Disability Plan, Long Term Disability Plan, Flexible Spending Accounts Plan, Vision Plan, Pre-paid Legal Plan, Long-term Care Plan, and Property and Casualty Insurance Plan on your first day of employment. You will be eligible to enroll in the Group Medical and Dental Insurance Plans on the first day of the month after you have completed three months of employment.

$ INTERIM LIVING EXPENSES - The Company shall provide you with an allowance of $2,000.00 per month for six months to reimburse you for your expenses in relocating to the Baton Rouge area. That allowance shall begin immediately on your employment.

$ LEASE OF WATERCRAFT - The Company shall lease your watercraft for Company business at an annual lease rate of $120,000.00 per year. That lease shall contain terms and conditions that are normal and customary for the lease of watercraft and shall be on terms and conditions mutually agreeable to you and the Company. That lease shall not prohibit you from using your watercraft for personal use or for leasing your watercraft to others.

$ TERMINATION FOR CAUSE - The Company may terminate your contract for cause which shall be defined:

                  "Cause" for purposes of this offer shall mean the occurrence of any of the following: (l) any action by you which constitutes any willful breach of duty or habitual neglect of duty materially and adversely affecting the Company; (ii) the appropriation or attempted appropriation of a material business opportunity of the Company, including attempting to secure any personal profit in connection with entering into any transaction on behalf of the Company, except as provide by the Company

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         as direct or indirect compensation or benefit for your performance in connection with such transactions; or (iii) the intentional misappropriation or attempted misappropriation of any of the Company's funds or property.

If the Company believes you have breached the above standard, it shall notify you in writing of why it believes you have breached that standard and shall give you ten days to respond to the Company's initial determination.

o DEATH AND DISABILITY BENEFIT - If you die prior to September 1, 2007, the Company shall pay your wife the compensation and benefits to which you would have been entitled under your contract if you had lived until August 31, 2007. If you become permanently disabled prior to September 1, 2007, the Company shall pay you the compensation and benefits to which you would have been entitled under your contract if you had not become permanently disabled prior to August 31, 2007, less any benefits you receive under the Company's Executive LTD Plan reduced by any taxes owed by you on those benefits. If you become permanently disabled and you die prior to September 1, 2007, the Company shall pay your wife the compensation and benefits to which you would have been entitled under your contract until August 31, 2007, or until her death, whichever is first. For these purposes, your compensation shall include the consulting fees you would have received if you had not died or become permanently disabled prior to the end of your consulting contract.

o TERMINATION WITHOUT CAUSE - If the Company terminates your contract without cause prior to September 1, 2007, the Company shall continue to pay you the compensation and benefits you would have received under your contract if your contract had not been terminated prior to August 31, 2007. If, during the period that the Company must continue to pay you compensation and benefits, you were to die, the death benefit described above will apply as though you were still employed by the Company on the date of your death. For these purposes, your compensation shall include the consulting fees you would have received if your contract had not been terminated prior to August 31, 2007, and you had lived until the end of your consulting contract.

o CHANGE OF CONTROL - If there is a change of control prior to September 1, 2007, the Company shall ensure that the Company's obligations under your contract are assumed by the person acquiring control. Change of control shall mean (i) any merger where the Company is not the surviving entity, (ii) any sale of all or substantially all of the Company's assets or (iii) the acquisition of control by a person other than someone who is a current beneficial owner (as that term is defined under current securities law) of greater than 50% of the voting power of the Company's voting stock.

o CONSULTING CONTRACT - Following the termination of your employment, the Company shall hire you as a consultant for each year that you are employed by

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         the Company. For example, if you were employed by the Company for three years, the Company shall hire you as a consultant for three years. For each year that you are a consultant, the Company shall pay you a fee equal to 60% of the bonus that you received during the last year you were employed by the Company. If requested by the Company, you shall make yourself available for consulting up to 200 hours per year.

         If, while you are employed by the Company, you were to die, the Company shall pay your wife, the amount you would have earned as a consultant if you had not died. In the case of death, your compensation as a consultant shall be based on the year of employment prior to your death or permanent disability.

         If, while you are employed by the Company, you were to become permanently disabled, the Company shall pay you the amount you would have earned as a consultant if you had not become permanently disabled. In the case of permanent disability, your compensation as a consultant shall be based on the year of employment prior to your permanent disability.

         If your contract is terminated for any reason other than death or disability, including termination for cause, the Company shall pay you the amount that you would have earned as a consultant if your contract had not been terminated. If your contract is terminated prematurely, your compensation as a consultant shall be based on the year of employment prior to the termination of your contract.

         If you die while serving as a consultant, the Company shall pay your wife the amount that you would have earned as a consultant if you had not died.

         If you become permanently disabled while serving as a consultant, the Company shall pay you the amount that you would have earned as a consultant if you had not become permanently disabled.

o DEFENSE AND INDEMNITY - The Company acknowledges that you are subject to an employment agreement with your current employer and that your current employment agreement contains a non-competition provision. The Company shall defend you against any claims by your current employer that you breached the non-competition provision in your contract with your current employer and, if your current employer is successful in asserting its claims, shall indemnify you against any and all monetary or other damages awarded to your current employer. If your current employer is successful in obtaining an injunction prohibiting you from working for the Company, during the period in which you are enjoined from working for the Company, the Company shall pay you the compensation and benefits that you otherwise would have received under your contract.

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This letter, once signed by you, shall be an agreement binding on you and the
Company.

This offer is contingent upon satisfactory results from a pre-employment drug screen.

Please indicate your agreement to the terms and conditions outlined above by signing and dating this letter in the space provided below, and return it to Bob Gettys, our Director of Human Resources.

Should you have any questions regarding this matter, please feel free to call me at 225-932-2532 or Bob Gettys at 225-932-2610.

We look forward to having you as part of The Shaw Group family.

Sincerely,


Jim Bernhard
Chief Executive Officer



/s/ RICHARD F. GILL
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Richard Gill
Executive Vice President & CCO


Agreed: /s/ DORSEY RON MCCALL           Date: 7/29/02
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            Dorsey Ron McCall